Exhibit 5.1

May 31, 2007

Cass Information Systems, Inc.

13001 Hollenberg Drive

Bridgeton, Missouri 63044

Ladies and Gentlemen:

We have acted as counsel for Cass Information Systems, Inc., a Missouri corporation (the “Company”), in connection with the registration on Form S-8 (the “Registration Statement”) in the form as proposed to be filed by the Company with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended, on this date, of 800,000 shares of the Company’s common stock, par value $0.50 per share (the “Shares”), reserved for issuance pursuant to the Company’s 2007 Omnibus Incentive Stock Plan (the “Plan”).

In connection with our opinion expressed herein, we have examined the Restated Articles of Incorporation, Articles of Merger and Second Amended and Restated Bylaws of the Company, each as amended and restated to date, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed necessary for the purposes of this opinion.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or other copies, the authenticity of the originals of any such documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the General and Business Corporation Law of Missouri.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is effective. Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

Upon the basis of the foregoing, we are of the opinion that: (i) the Shares to be issued in accordance with the Plan are duly and validly authorized, and (ii) when the Shares are issued in accordance with the Plan, they will be duly and validly issued, fully paid and non-assessable.

We hereby consent to filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

Sincerely,

/s/ ARMSTRONG TEASDALE LLP